UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 24, 2011
Date of Report (Date of earliest event reported)

TERRACE VENTURES INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50569	91-2147101
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

810 Peace Portal Drive, Suite 202
Blaine, WA	98230
(Address of principal executive offices)	(Zip Code)

(360) 220-5218
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

On March 24, 2011, Terrace Ventures Inc. (the "Company") issued an aggregate of 20,000,000 shares of its common stock (the "Shares") at a price of $0.01 per Share in separate concurrent private placement offerings for aggregate proceeds of $200,000 as described below.

US Private Placement

The Company issued 5,300,000 Shares for cash proceeds of $53,000. The issuances were completed pursuant to the provisions of Rule 506 of Regulation D of the United States Securities Act of 1933, as amended (the “Act”). Each subscriber represented that they were an accredited investor as defined under Regulation D of the Act.

Foreign Private Placement

The Company issued 14,700,000 Shares for cash proceeds of $147,000. The issuances were completed pursuant to the provisions of Regulation S of the Act. The Company did not engage in a distribution of this offering in the United States. Each of the subscribers represented that they were not “US persons” as defined in Regulation S of the Act and that they were not acquiring the shares for the account or benefit of a US person.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit Number	Description of Exhibit

99.1	News Release dated March 24, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRACE VENTURES INC.

Date: March 24, 2011
	By:	/s/ Howard Thomson

HOWARD THOMSON
President and Chief Executive Officer